EXHIBIT 10.2

August 5, 2009

EXCO Operating Company, LP

EXCO Production Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Rick Hodges, Vice President of Land

RE: Second Amendment to Purchase and Sale Agreement

Dear Sirs:

Reference is made to that certain Purchase and Sale Agreement by and between EXCO Operating Company, LP and EXCO Production Company, LP (collectively, “Seller”), and BG US Production Company, LLC (“Buyer”), dated June 29, 2009, as amended by such parties pursuant to that certain letter agreement dated July 13, 2009 (the “Purchase Agreement”). In consideration of the mutual promises contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Purchase Agreement as follows:

1.	In the list of Exhibits to the Purchase Agreement following the Table of Contents, a reference shall be added to Annex 1. Further, Annex 1 attached hereto shall be added to the Purchase Agreement and become a part thereof.

2.	In the final sentence of each of Section 2.3(b) and Section 2.3(c), “not” shall be inserted following the phrase “(to the extent the same differ from estimates in the Preliminary Settlement Statement) will”.

3.	In Section 9.1, the date of August 13, 2009 shall be revised to be August 14, 2009.

4.	In Section 13.7(d), the phrase “(provided, however, that the Indemnified Party shall not be required to bring any counterclaim or cross-complaint against any Person)” shall be deleted from the end of the fourth sentence and added to the end of the third sentence.

5.	In Appendix 1, the definition of “Newco LLC” shall be revised to read as follows:

“Newco LLC” shall mean TGGT Holdings, LLC, a limited liability company to be formed in the State of Delaware by EOC prior to the execution of the Contribution Agreement.

6.	In Appendix I, the definitions of “Post-Closing Title Benefit”, “Post-Closing Title Defect” and “Title Defect Claim Date” shall be revised to read as follows:

“Post-Closing Title Benefit” shall mean any Title Benefit relating to any Conveyed Interest listed: (a) on Exhibit A-1, Part 1 in DeSoto Parish, Louisiana (excluding each section identified in the chart on Annex 1, but only as to the lands in such section that are subject to the Lease identified immediately to the right of such section on such chart); or (b) on Exhibit A-1, Part 2, that is timely reported by Buyer in accordance with Section 11.2(a) or asserted by Seller in accordance with Section 11.2(b) on or prior to the Post-Closing Title Defect Claim Date but after the Pre-Closing Title Defect Claim Date.

“Post-Closing Title Defect” shall mean any Title Defect relating to any Conveyed Interest listed: (a) on Exhibit A-1, Part 1 in DeSoto Parish, Louisiana (excluding each section identified in the chart on Annex 1, but only as to the lands in such section that are subject to the Lease identified immediately to the right of such section on such chart); or (b) on Exhibit A-1, Part 2, that is timely asserted by Buyer in accordance with Section 11.2(a) on or prior to the Post-Closing Title Defect Claim Date but after the Pre-Closing Title Defect Claim Date.

“Title Defect Claim Date” shall mean (a) with respect to any Title Defects or Title Benefits relating to any Assets, excluding those Conveyed Interest listed: (i) on Exhibit A-1, Part 1 in DeSoto Parish, Louisiana (excluding each section identified in the chart on Annex 1, but only as to the lands in such section that are subject to the Lease identified immediately to the right of such section on such chart); or (ii) on Exhibit A-1, Part 2, on or before 5:00 p.m. (Central Time) on the Pre-Closing Title Defect Claim Date, and (b) with respect to any Title Defects or Title Benefits relating to the Conveyed Interest listed: (i) on Exhibit A-1, Part 1 in DeSoto Parish, Louisiana (excluding each section identified in the chart on Annex 1, but only as to the lands in such section that are subject to the Lease identified immediately to the right of such section on such chart); or (ii) on Exhibit A-1, Part 2, on or before 5:00 p.m. (Central Time) on the Post-Closing Title Defect Claim Date.

7.	Exhibit A-1 is revised by deleting the same and substituting the Exhibit A-1 attached hereto in its entirety therefor.

8.	Exhibit A-3 is revised by replacing the Net Revenue Allocation section with the following:

Net Revenue Interest Allocation:

Title Defect Amounts and Title Benefit Amounts arising because of a difference in the burdens on production for any Lease set forth in Exhibit A-1 from the actual burdens on production for such Lease shall be determined pursuant to Section 11.2(g)(iii) and Section 11.2(h)(ii), as applicable.

9.	Exhibit “E” (Joint Development Agreement) is revised by adding the following sentence at the end of Section 2.2(b): “For the avoidance of doubt, this audit right shall extend to accounts maintained by the Joint Development Operator and its Affiliates with respect to the Escrow Deposit Account and the Operating Trust Account (as that term is defined in Exhibit “H”) and other accounts maintained by the Joint Development Operator and its Affiliates with respect to Development Operations.”

10.	Exhibit “E” (Joint Development Agreement) is revised by adding a new section immediately following Section 4.10 stating the following: “Section 4.11 Conflict of Interest Policy. Within sixty (60) days following the Closing Date, the Operating Committee shall use good faith efforts to develop a policy for the Development Parties regarding required disclosure of conflicts of interest that any Development Party or Affiliate of a Development Party, or any officer, director or key employee of any Development Party or Affiliate of a Development Party, may have with the interests of any of the Development Parties in connection with the conduct of Development Operations.”

11.	Exhibit “B” (Joint Development Operating Agreement) to Exhibit “E” (Joint Development Agreement) is revised by adding the word “working” immediately prior to the word “interest” in each of Article VIII.D.1. and Article VIII.D.2 and replacing the phrase “an ownership” with “a working” in the third line of the first sentence following Article VIII.D.2.

12.	Exhibits “D” (Development Work Program), “E-1”(Calendar Year 2009 Annual Work Program and Budget) and “E-2” (Calendar Year 2010 Annual Work Program and Budget) to Exhibit “E” (Joint Development Agreement) are revised by adding a footnote to the entry regarding “Land” in each Capital Summary on these Exhibits as follows:

Land is shown for informational purposes only and is not part of the budget but the acquisition thereof is subject to the Area of Mutual Interest Procedures in Article 9 of the Joint Development Agreement.

13.	Exhibit “F” (Assignment of Downstream Transportation Contracts) is revised by adding the following new paragraph at the end:

The separation or assignment of downstream contracts contemplated under this Exhibit shall not be effective until 9:00 am Central Time on September 1, 2009 (the “Downstream Transfer Effective Time”). To address the period from the Closing through the Downstream Transfer Effective Time, Seller and Buyer agree that all of Buyer’s Hydrocarbon production from the Conveyed Interests from and after the Closing up to the Downstream Transfer Effective Time shall not be taken in kind by Buyer and shall instead be marketed by Seller pursuant to the terms of Article VI.G of the Joint Development Operating Agreement Buyer’s production shall be sold at the same price ultimately received by Seller or its Affiliates for the sale of Seller’s own production from the same Assets, less the same cost per unit for gathering, treating, processing and transporting such Hydrocarbon production as is paid by Seller or its Affiliates to reach the point of sale to the applicable Third Party. For the avoidance of doubt, Buyer shall not be entitled to any benefits of, nor subject to any costs or detriments of, Seller’s Hedge Contracts.

14.	Exhibit “H” (Escrow Procedures) to Exhibit “E” (Joint Development Agreement) to the Purchase Agreement is revised as follows:

a.	In Section IV.A, the amount of the Initial Escrow Deposit shall be $125,100,000, of which BG shall wire $88,000,000 and EXCO shall wire $37,100,000.

b.	In Section V.A.2, a new sentence shall be added at the end of such Section as follows: “Each Party agrees that it shall only provide a Deposit Default Instruction with respect to amounts included in the Total Amount in Default with respect to a Defaulting Party that are owing to the instructing Party.”

c.	The first sentence of Section V.E shall be revised to read as follows: “In the event any Party whose signature is necessary for a disbursement instruction disputes the amount to be released pursuant to any proposed disbursement instruction, the necessary Parties agree to execute and deliver a disbursement instruction for the undisputed amounts.”

d.	In Section VII.A, the amount of the Initial Operating Deposit shall be $49,300,000, of which BG shall wire $27,000,000 and EXCO shall wire $22,300,000.

e.	The references in Section VII.B and Section VII.C to “Section V.F.” shall be changed to “Section V.E”. Further the reference in Section VII.C to the “Operators Trust Account” shall be revised to refer to the “Operating Trust Account”.

f.	Section VIII shall be revised by adding the following phrase at the end of such Section: “, including reimbursing any such amounts previously paid by the Joint Development Operator from its own operating account.”

Except as modified by this letter, the Purchase Agreement remains in full force and effect.

Capitalized terms used in this letter but not otherwise defined in this letter shall have the meaning given to such terms in the Purchase Agreement. The terms of Sections 15.15 and 15.16 of the Purchase Agreement are incorporated by reference as if set out in full herein. This letter may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

If this letter correctly sets forth our understanding, please execute and return one copy to the undersigned at the address provided in the Purchase Agreement.

Very truly yours,

BG US PRODUCTION COMPANY, LLC

By:	/s/ MARTIN HOUSTON
Title:	President

Agreed and accepted on August 5, 2009

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC, its general partner

By:	/s/ Harold L. Hickey
Title:	Vice President and COO

EXCO PRODUCTION COMPANY, LP

By:	Vaughan DE, LLC, its general partner

By:	/s/ Harold L. Hickey
Title:	Vice President and COO

Cc:

EXCO Operating Company, LP

EXCO Production Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: William L. Boeing, Vice President, General Counsel and Secretary

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

Attention: Robin S. Fredrickson

BG North America, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Chris Migura

Morgan, Lewis & Bockius LLP

1000 Louisiana, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus